                                                                    EXHIBIT 99.1

               The Med-Design Corporation Announces Fourth Quarter

                           and 2004 Financial Results

       COMPANY TO DISCUSS 2004 RESULTS ON CONFERENCE CALL AT 4:30 P.M. EST
                              THURSDAY, MARCH 31ST

VENTURA, CA (MARCH 31, 2005) -The Med-Design Corporation (NASDAQ: MEDC), a leader in the design and development of safety needle products for medical use, announced financial results for the fourth quarter and full year 2004.

Financial Results:

FOURTH QUARTER RESULTS

Med-Design's net loss for the fourth quarter of 2004 was $1,540,913 or $0.09 per share, compared to a net loss of $1,227,104 or $0.05 per share for the corresponding period in 2003. The increase in net loss resulted primarily from an increase in professional fees associated with the implementation and testing of Med-Design's internal control over financial reporting in compliance with
Section 404 of the Sarbanes-Oxley Act. Revenue for the fourth quarter of 2004 was $825,192, an increase of $219,838, as compared to $605,354 for the corresponding period in 2003. The increase in revenue was primarily due to the fourth quarter sales of the Safety Huber Needle.

2004 FINANCIAL RESULTS

Med-Design's net loss for the year ended December 31, 2004 was $6,161,348 or $0.37 per share, compared to a net loss of $6,046,489 or $0.42 per share for the year 2003. The increase in net loss resulted primarily from an increase in expense related to the implementation and testing of Med-Design's internal control over financial reporting. Revenue in 2004 was $1,773,507, an increase of $946,782, as compared to revenue in 2003 of $826,725. The increase was due primarily to sales of $1,011,641 of the Safety Huber Needle acquired by Med-Design in April 2004. General and administrative expenses were $5,441,572, a decrease of $486,141, as compared to $5,927,713 for the year 2003. The decrease was due primarily to a decrease of approximately $1,000,000 in stock based compensation related to executive employment agreements offset by an increase in professional fees of approximately $400,000 related to the implementation and testing of internal control over financial reporting. Research and development expenses were $1,187,835 for 2004, a decrease of $297,056, as compared to $1,484,891 for the year 2003. The decrease in research and development expenses was primarily due to a reduction in expenditures for employee compensation.

Contributing to the net loss for the year is a loss on the sale of securities of approximately $340,000. Med-Design sold these securities which yielded a fixed rate of interest to avoid further deterioration of its portfolio and to invest in securities paying higher rates of interest.

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Med-Design had total cash, cash equivalents and available for sale securities as of December 31, 2004 of approximately $14,600,000 compared to $25,000,000 at December 31, 2003.

Company Outlook

David Dowsett, Acting Chief Executive Officer of Med-Design, commented, "2004 was a challenging year for the company. While we were disappointed by the pace of revenue growth for some of our products, several factors give us cause for optimism going forward. During 2004, revenues of other key products increased compared to 2003. Moreover, we completed the important Safety Huber Needle business acquisition, added several new patents to our U.S and international intellectual property portfolio, and saw another licensed product, the BD 1ml Integra(TM) Syringe, reach the market. Additionally, we were able to reduce operating expenses despite a considerable amount of expense associated with ensuring the company's compliance with Section 404 of the Sarbanes-Oxley Act."

Mr. Dowsett continued, "We are hopeful that 2005 will bring increased revenue and profitability from the Safety Huber Needle, the BD Vacutainer(TM) Push Button Blood Collection Set and other BD products. Additionally, we anticipate we will be able to reduce operating expenses in 2005. We are also focused on increasing revenues by entering into collaborative arrangements and possibly by acquiring complementary businesses."

CONFERENCE CALL INFORMATION

Med-Design will host a conference call that will be broadcast simultaneously on the Internet to present and discuss fourth quarter and 2004 financial results at 4:30 p.m. EST (1:30 p.m. PST) on Thursday, March 31. Individuals wishing to view the Webcast can access the event at www.med-design.com.

Toll-free telephone lines have been set up to listen to the presentation and participate in a question and answer session.

     o   Call-in number: 800-299-7928
     o   Password:  80841828

A recorded version of the presentation can be accessed one hour after the conclusion of the call until April 14, 2005.

o    Call-in number: 888-286-8010
o    Password:  26171714

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Forward Looking Statements

This release contains forward looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including, among others, statements regarding the revenues and profitability in 2005 associated with the Safety Huber Needle, the BD Vacutainer(TM) Push Button Blood Collection Set and other BD products and reduction in 2005 of operating expenses. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward looking statements including lack of demand or low demand for our products or for safety products generally, production or other delays in the introduction of our products by Becton Dickinson, delays in introduction of our licensed products due to manufacturing difficulties or other factors, our inability to license or enter into joint venture or similar collaborative arrangements regarding our other products and other factors discussed in our filings with the Securities and Exchange Commission.

For more information on The Med-Design Corporation please access the web site at www.med-design.com.

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                   THE MED-DESIGN CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                          December 31,      December 31,
                                                                                              2004              2003
                                                                                        ---------------   ---------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents .........................................................   $     3,964,388   $     5,198,837
  Available-for-sale securities .....................................................        10,635,882        19,830,912
  Trade receivables .................................................................           386,979           655,056
  Inventory .........................................................................            39,250            39,243
  Prepaid expenses and other current assets .........................................           236,265           265,761
                                                                                        ---------------   ---------------
    Total current assets ............................................................        15,262,764        25,989,809

  Property, plant, and equipment, net ...............................................           714,477           782,872
  Patents, net of accumulated amortization of $1,046,700 and $843,133 at
      December 31, 2004 and December 31, 2003, respectively .........................         1,816,760         1,773,748
  Acquired license rights, net of accumulated amortization of $297,622 at
      December 31, 2004 .............................................................         6,150,879                --
  Goodwill ..........................................................................           232,054                --
                                                                                        ---------------   ---------------
  Total Assets ......................................................................   $    24,176,934   $    28,546,429
                                                                                        ===============   ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term payable ...........................................   $       250,000    $           --
  Capital lease obligations .........................................................                --             1,506
  Accounts payable ..................................................................           458,122           451,110
  Accrued compensation and benefits .................................................           111,912           162,740
  Accrued professional fees .........................................................           325,000           138,950
  Other accrued expenses ............................................................            68,742            27,466
                                                                                        ---------------   ---------------
    Total current liabilities .......................................................         1,213,776           781,772

  Long-term payable, less current maturities ........................................           456,342                --
                                                                                        ---------------   ---------------
    Total liabilities ...............................................................         1,670,118           781,772
                                                                                        ---------------   ---------------

Commitments and contingencies (Note 8)

STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares outstanding                --                --
  Common stock, $.01 par value, 30,000,000 shares authorized; 16,749,486 shares and
   16,572,390 shares issued and outstanding as of December 31, 2004 and
   December 31, 2003, respectively ..................................................           167,495           165,724
  Additional paid-in capital ........................................................        71,917,610        71,033,777
  Accumulated deficit ...............................................................       (49,441,078)      (43,279,731)
  Accumulated other comprehensive (loss) income .....................................          (137,211)         (155,113)
                                                                                        ---------------   ---------------
Total stockholders' equity ..........................................................        22,506,816        27,764,657
                                                                                        ---------------   ---------------
Total Liabilities and Stockholders' Equity ..........................................   $    24,176,934   $    28,546,429
                                                                                        ===============   ===============

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                   THE MED-DESIGN CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                           YEAR ENDED DECEMBER 31,
                                             -----------------------------------------------------
                                                   2004             2003                2002
                                             ---------------   ---------------   -----------------
Revenue
  Product sales ..........................   $     1,030,585   $       168,471   $              --
  Licensing royalties ....................           742,922           658,254             474,325
                                             ---------------   ---------------   -----------------
  Total revenue ..........................         1,773,507           826,725             474,325

Operating expense:
  Product costs ..........................         1,469,581           153,953                  --
  General and administrative .............         5,441,572         5,927,713           6,602,420
  Research and development ...............         1,187,835         1,484,891           1,969,709
                                             ---------------   ---------------   -----------------
  Total operating expenses ...............         8,098,988         7,566,557           8,572,129
                                             ---------------   ---------------   -----------------
Loss from operations .....................        (6,325,481)       (6,739,832)         (8,097,804)
Interest expense .........................           (26,136)             (422)             (1,042)
Investment income ........................           591,588           526,935             302,829
Realized gain (loss) on investments ......          (401,319)          166,830            (285,044)
                                             ---------------   ---------------   -----------------
Net loss .................................   $    (6,161,348)  $    (6,046,489)    $    (8,081,061)
                                             ===============   ===============     ===============
Basic and diluted loss per common share ..   $         (0.37)  $         (0.42)    $         (0.67)
                                             ===============   ===============     ===============
Weighted average common shares outstanding        16,712,934        14,282,613          12,116,143
                                             ===============   ===============     ===============